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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 1, 2005

                        Gateway Financial Holdings, Inc.

      North Carolina                   000-33223                 56-2264354
 (State of incorporation)       (Commission File Number)     (I.R.S. Employer
                                                             Identification No.)

      1145 North Road Street, Elizabeth City, North Carolina       27909
               (Address of principal executive offices)          (Zip Code)

                    Issuer's telephone number: (252) 334-1511

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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               This document contains 3 pages, excluding exhibits.

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ITEM 8.01 -- OTHER EVENTS.

         On December 1, 2005, Gateway Financial Holdings, Inc. announced that its banking subsidiary, Gateway Bank & Trust Co. (the "bank"), plans a major branch expansion. The bank expects to open its first full-service branch in Raleigh, North Carolina in December 2005, and plans to open a total of four to six full-service financial centers in Wake County in the next 24 to 36 months. Expansion initiatives are also planned for Wilmington, North Carolina and Williamsburg, Virginia. The bank already has loan production offices in Wilmington and Williamsburg; these will be converted into full-service financial centers. The bank continues to evaluate expansion opportunities in other high growth markets in North Carolina and Virginia.

         The new Raleigh full-service financial center will be located at 2209 Century Drive. D. Ben Berry, Gateway Chairman, President and CEO, commented, "Wake County is a large and growing banking market with approximately $11.8 billion in deposits, and it is currently dominated by the mega banks. We are entering this market to provide a better alternative: personalized service combined with the local decision-making and quick-turnaround of a community bank. There is a real demand for this approach from both consumers and small businesses alike in Wake County."

         The bank has assembled a team of longtime veteran bankers who are residents of Wake County to launch operations in Raleigh. All are former employees of Central Carolina Bank, which was acquired by SunTrust Bank.

         Louis McClam is the bank's Market President for Wake County. McClam has more than 25 years banking experience and oversees regional banking operations and commercial lending. Callie Herbert is the assistant vice president and branch manager for the Century Drive branch.

         The bank has also created a Private Banking Division for which Eddie F. Campbell serves as President. He oversees advisory services and full-service banking to high net-worth consumers and commercial institutions for the bank. Campbell has more than 13 years banking experience. Harold Liles is the Manager of Private Banking. He also has more than 13 years of banking experience and is the team manager for advisory and full-service banking to high net-worth consumers and commercial institutions in the Triangle area.

         H. Spencer Barrow, an attorney in private practice in Raleigh and a longtime resident, was appointed to the Board of Directors of Gateway Financial Holdings, Inc. in August. He will serve on the investment and loan committees of the board.

         The Bank is a full-service community bank with a total of eighteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Nags Head, Moyock, Plymouth and Roper, North Carolina, and in Virginia Beach (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. Visit the Corporation's web site at www.gatewaybankandtrust.com.

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         The Common Stock of the Corporation is traded on the Nasdaq National
Market under the symbol GBTS.

ITEM 9.01(c):  EXHIBITS

Exhibit 99:    Press release

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                GATEWAY FINANCIAL HOLDINGS, INC.

                                                By:  /s/ D. Ben Berry
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                                                     D. Ben Berry
                                                     President and
                                                     Chief Executive Officer

Date: December 5, 2005